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                                                                EXECUTION COPY




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                   BOMBARDIER CREDIT RECEIVABLES CORPORATION,
                                   Depositor,

                            BOMBARDIER CAPITAL INC.,
                                   Servicer,

                                      and

                             BANKERS TRUST COMPANY,
                                    Trustee

                         _____________________________

                               AMENDMENT NUMBER 1
                          Dated as of January 1, 1997
                                       to


                          VARIABLE FUNDING SUPPLEMENT
                          Dated as of January 1, 1994
                                       to


                        POOLING AND SERVICING AGREEMENT

                          Dated as of January 1, 1994

                         _____________________________


                     BOMBARDIER RECEIVABLES MASTER TRUST I

                          Variable Funding Certificate




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                                                                TABLE OF CONTENTS

                                                                    ARTICLE I

                                                    Effective Dates; Amendment to Provisions
                                                  Relating to Conflicting Terms and Provisions

SECTION 1.01. Effective Date of Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.02. Amendment Relating to Conflicting Terms and Provisions  . . . . . . . . . . . . . . .   1


                                                                   ARTICLE II

                                                                   Definitions

SECTION 2.01.    Current Amendments to Definitions  . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 2.02.    Delayed Amendments to Definitions  . . . . . . . . . . . . . . . . . . . . . . . .   2


                                                                   ARTICLE III

                                                         Delayed Amendments Relating to
                                                    Allocation and Application of Collections

SECTION 3.01.    Amendments Relating to Allocations and Payments to Holder
                          of Retained Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .   3


                                                                   ARTICLE IV

                                                         Current Amendments Relating to
                                                    Allocation and Application of Collections

SECTION 4.01.    Amendment of Section 4.02  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4


                                                                    ARTICLE V

                                          Current Amendments Relating to Final Distribution Provisions

SECTION 5.01.    Amendment Relating to Section 6.01(b)  . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 5.02.    Amendment Relating to Section 6.02 (a) and (b) . . . . . . . . . . . . . . . . . .   5





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                                                                   ARTICLE VI

                                           Current Amendments to Text of Variable Funding Certificate

SECTION 6.01.    Amendment to Form of Face of Certificate . . . . . . . . . . . . . . . . . . . . .   5
SECTION 6.02.    Amendment to Form of Reserve Certificate . . . . . . . . . . . . . . . . . . . . .   5
SECTION 6.03.    Substitution of Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6


                                                                   ARTICLE VII

                                                                  Miscellaneous

SECTION 7.01.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
SECTION 7.02.    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7















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                 THIS AMENDMENT NUMBER 1 TO VARIABLE FUNDING SUPPLEMENT dated as of January 1, 1997 (the "Amendment"), among BOMBARDIER CREDIT RECEIVABLES CORPORATION, a Delaware corporation, as Depositor, BOMBARDIER CAPITAL INC., a Massachusetts corporation, as Servicer, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee, amends that VARIABLE FUNDING SUPPLEMENT dated as of January 1, 1994 (the "Original Variable Funding Supplement") also among the Depositor, the Servicer and the Trustee.

                 Pursuant to Section 6.03 of the Pooling and Servicing Agreement dated as of January 1, 1994 (as amended and supplemented, the "Agreement"), the Depositor directed the Trustee to issue, on behalf of the Trust, a Variable Funding Certificate representing fractional undivided interests in the Trust, and the terms of the Variable Funding Certificate are set forth in the Original Variable Funding Supplement as amended and supplemented (the "Variable Funding Supplement").

                 Section 13.01 of the Agreement provides that, under the circumstances and subject to the conditions set forth therein, the Agreement and any Supplement thereto may be amended from time to time. In accordance therewith, by execution and delivery of this Amendment, the parties hereby amend the Original Variable Funding Supplement to the extent and on the terms set forth in this Amendment.


                                   ARTICLE I

Effective Dates; Amendment to Provisions Relating to Conflicting Terms and Provisions

                 SECTION 1.01. Effective Date of Amendments. The effective date of the Amendments set forth herein shall be the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto except that those amendments contained in Section 2.02 and in Article III of this Amendment shall have an effective date on the day after the "Series 1994-1 Final Payment Date" which term shall mean the date on which the full amount of the principal amount of the Investor Certificates designated as Series 1994-1 (the "Series 1994-1 Certificates") and all interest accrued thereon have been paid in full.

                 SECTION 1.02. Amendment Relating to Conflicting Terms and Provisions. Subsection (b) of Section 1.02 of the Original Variable Funding Supplement is hereby amended effective the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto to read in its entirety as follows:

                 (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of the Agreement shall govern.

                                   ARTICLE II

                                  Definitions

                 SECTION 2.01. Current Amendments to Definitions. The following definitions contained in the Original Variable Funding Supplement are hereby amended or, to the extent the definitions set forth below in this
Section 2.01 are terms not contained in the Original Variable Funding Supplement, are hereby added to Section 2.01 thereof in the appropriate alphabetical sequence, in each case, effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto:

                 "Retained Certificate" shall mean the "Retained Interest" as defined in Section 4.01 of the Agreement.

                 "Termination Date" shall mean the Trust Termination Date.

                 "Variable Funding Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Defaulted Amount for each day of the related Collection Period and (b) the Variable Funding Percentage for each such day.

                 SECTION 2.02. Delayed Amendments to Definitions. The following definitions contained in the Original Variable Funding Supplement is hereby amended effective on the day following the Series 1994-1 Final Payment
Date:

                 "Variable Funding Amount" shall mean, on any date of determination, the excess of the Pool Balance over the Required Pool Balance at the close of business on the preceding day.

                 "Variable Funding Percentage" shall mean, for any date of determination, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to the Variable Funding Amount for such day divided by the Pool Balance as of the close of business on the immediately preceding day; provided, however, that for purposes of allocating Principal Collections following the occurrence of a Liquidation Event, the Variable Funding Percentage will be calculated on the basis of the Variable Funding Amount as of the last day immediately preceding the date of such Liquidation Event; provided, further, that following a Liquidation Event, the relative interest of the Variable Funding Certificate in further allocations of Non-Principal Collections will not be less than the relative interest thereof as of the Liquidation Event.





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                                  ARTICLE III

                         Delayed Amendments Relating to
                   Allocation and Application of Collections

                 SECTION 3.01. Amendments Relating to Allocations and Payments to Holder of Retained Interest. Section 4.01 of the Original Variable Funding Supplement is hereby amended effective the day following the Series 1994-1 Final Payment Date to read in its entirety as follows:

                 SECTION 4.01. Allocations; Payments to Holder of Retained Interest.

                 (a) Non-Principal Collections and Principal Collections, as they relate to the Variable Funding Certificate, shall be allocated and distributed as set forth in Section 4.03 of the Agreement and in this Article.

                 (b) The Servicer shall on each Deposit Date allocate to the Holder of the Variable Funding Certificate an amount equal to the Variable Funding Percentage of the amount of Collections on such Deposit Date; the Servicer need not deposit such amount so allocated into the Collection Account and instead shall pay such amounts as collected to the Holders of the Variable Funding Certificate; provided, however, that the Servicer shall (i) on each Distribution Date withdraw and pay to itself from amounts on deposit in the Collection Account and otherwise payable to the Holder of the Variable Funding Certificate, if any, an amount equal to the Monthly Servicing Fee for the preceding Collection Period and (ii) on each Deposit Date thereafter, pay to itself from amounts otherwise payable to the Holder of the Variable Funding Certificate on such date the amount, if any, by which such Monthly Servicing Fee exceeded the sum of (x) the amount so withdrawn on such Distribution Date pursuant to clause (i) and (y) the aggregate amount previously withdrawn with respect to such Distribution Date under this clause (ii).

                 The payments to be made pursuant to this Section 4.01(b) do not apply to amounts that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for any Certificates pursuant to Section 2.03 of the Agreement or the provisions of any applicable Supplement, and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.02 or
         12.02 of the Agreement (which proceeds from the sale, disposition or liquidation will be distributed in accordance with Article VI).





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                                   ARTICLE IV

                         Current Amendments Relating to
                   Allocation and Application of Collections

                 SECTION 4.01. Amendment of Section 4.02. Section 4.02 of the Original Variable Funding Supplement is hereby amended on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto to delete Section 4.02 as contained in the Original Variable Funding Supplement and to add the following provision as Section 4.02.
Section 4.02 shall read in its entirety as follows:

                 SECTION 4.02. Special Provisions Relating to Allocations. (a) With respect to the allocation of Principal Collections among the Series and the Variable Funding Certificate for any Collection Period, if the sum of (i) the sum of the floating allocation percentages for all Series in their respective revolving periods, (ii) the sum of the principal allocation percentages for all Series in an amortization, accumulation or early amortization period and (iii) the Variable Funding Percentage exceeds 100%, then Principal Collections for such Collection Period will be allocated among the Series and the Variable Funding Certificate on the basis of such allocation percentages after the pro rata reduction of such percentages so that the sum thereof equals 100% for such period.

                 (b) With respect to the allocation of Non-Principal Collections among Series and the Variable Funding Certificate for any Collection Period, if the sum of (i) the sum of the floating allocation percentages for all Series and (ii) the Variable Funding Percentage exceeds 100%, then Non-Principal Collections for such Collection Period will be allocated among the Series and the Variable Funding Certificate on the basis of such allocation percentages after the pro rata reduction of such percentages so that the sum thereof equals 100% for such period.


                                   ARTICLE V

          Current Amendments Relating to Final Distribution Provisions

                 SECTION 5.01. Amendment Relating to Section 6.01(b). Subsection (b) of Section 6.01 of the Original Variable Funding Supplement is hereby amended effective the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto to read in its entirety as follows:

                 (b) With respect to amounts deposited into the Collection Account pursuant to Section 2.03 of the Agreement allocable to the Variable Funding Certificate, or any Termination Proceeds deposited into the Collection Account pursuant to Section 12.02(c) of the Agreement allocable to the Variable Funding Certificate, the Trustee shall, not later than 12:00 noon, New York City time, on the Distribution Date on which such amounts are deposited (or, if such date is not a Distribution Date, on the immediately following Distribution Date) apply such amounts in the following priority: (i) pay to the Holder of





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         the Variable Funding Certificate an amount equal to the sum of (x) the
         Variable Funding Amount on such date and (y) the Non-Principal Collections for the previous Collection Period multiplied by the Variable Funding Percentage for such Distribution Date, up to the Reassignment Amount for the Variable Funding Certificate, and (ii) pay the remainder of any Termination Proceeds pro rata to the Holder(s) of the BCRC Certificate and any Supplemental Certificate.

                 SECTION 5.02. Amendment Relating to Section 6.02 (a) and (b). Subsection (a) and Subsection (b) of Section 6.02 of the Original Variable Funding Supplement are each hereby amended effective the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto by deleting the word "first" which appears prior to the parenthetical provision in each such subsection.


                                   ARTICLE VI

           Current Amendments to Text of Variable Funding Certificate

                 SECTION 6.01. Amendment to Form of Face of Certificate. The paragraph on the Form of Face of Variable Funding Certificate immediately following the caption is hereby amended effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto to read in its entirety as follows:

                 Evidencing an interest in a trust, the corpus of which consists primarily of a pool of receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements entered into by Bombardier Capital Inc.("BCI") or an Affiliate of BCI with certain dealers located in the United States to finance such dealers' consumer, recreational and commercial product inventory and the corpus of which may in the future consist of accounts resulting from the extensions of credit made by BCI or Affiliates of BCI to dealers to finance working capital needs or to manufacturers or distributors to finance the manufacturing, production or inventory of consumer, recreational or commercial products. Such Receivables may also include financing arrangements otherwise meeting the description set forth in this paragraph, but originated by another lender and acquired by BCI or an Affiliate of BCI upon satisfying BCI's customary underwriting standards. This certificate (a "Certificate") does not represent any interest in, or obligation of, Bombardier Credit Receivables Corporation ("BCRC") or any Affiliate thereof.

                 SECTION 6.02. Amendment to Form of Reserve Certificate. The first and second paragraphs of the Form of Reverse of Variable Funding Certificate contained in Exhibit A to the Original Variable Funding Supplemented are hereby amended effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto to read in their entirety as follows:





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                 This certifies that ____________________ (the "Holder"), is the registered owner of a fractional undivided interest in certain assets of the BOMBARDIER RECEIVABLES MASTER TRUST I (the "Trust") created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1994, as amended and supplemented from time to time, among Bombardier Capital Inc., as Servicer, Bombardier Credit Receivables Corporation, as Depositor, and BANKERS TRUST COMPANY, as trustee (the "Trustee"), that are allocated to the interest represented by the Variable Funding Certificate (the "Certificate") pursuant to the Pooling and Servicing Agreement and the Variable Funding Supplement dated as of January 1, 1994, as amended and supplemented (the
         "Variable Funding Supplement").   The Pooling and Servicing Agreement
         dated as of January 1, 1994, as amended by Amendment Number 1 to Pooling and Servicing Agreement dated as of January 1, 1997 and as otherwise from time to time amended and supplemented and the Variable Funding Supplement are herein collectively referred to as the "Pooling and Servicing Agreement." The corpus of the Trust will include (a) certain Receivables existing under the Accounts at the close of business on January 1, 1994 (the "Initial Cut-off Date"), certain Receivables generated under the Accounts from time to time thereafter, as well as certain Receivables generated in any Accounts added to the Trust from time to time after the Initial Cut-Off-Date, (b) all funds collected or to be collected in respect of such Receivables, (c) all funds on deposit in certain accounts of the Trust, (d) an assignment of BCRC's rights, as purchaser, under the Receivables Purchase Agreement, and (e) an assignment of a security interest, if any, in certain consumer, recreational and commercial products financed by the Receivables securing the Receivables and any other security interests granted to secure the Receivables. In addition to the Variable Funding Certificate, multiple Series of Investor Certificates and the BCRC Certificate have been issued pursuant to the Pooling and Servicing Agreement. Additional Series of Investor Certificates and a Supplemental Certificate may be issued in the future. The Variable Funding Certificate, the BCRC Certificate and any Supplemental Certificates represent interests in the Trust Assets not represented by the Investor Certificates.

                 The Receivables consist of advances made directly or indirectly by BCI or an Affiliate of BCI to consumer, recreational and commercial products dealers located in the United States and may in the future also consist of extensions of credit made by BCI or Affiliates of BCI to dealers, manufacturers and/or distributors to finance working capital needs or the manufacturing, production or inventory of consumer, recreational or commercial products. Such Receivables may also include financing arrangements otherwise meeting the description set forth in this paragraph, but originated by another lender and acquired by BCI or an Affiliate of BCI upon satisfying BCI's customary underwriting standards.

                 SECTION 6.03. Substitution of Certificate. Following the execution and delivery of this Amendment, the Servicer shall prepare and present to the Trustee for authentication and delivery to the Holder of the Variable Funding Certificate upon surrender of the existing certificate a substitute Variable Funding Certificate which shall be identical in all respects to the then Outstanding Variable Funding Certificate except that the paragraphs set forth above in this Article shall be substituted for the corresponding paragraphs in the existing certificate. In lieu of preparation of a new Variable Funding Certificate, the Servicer may prepare and present to the





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Trustee for delivery to the Holder of the Variable Funding Certificate an
allonge to the certificate to amend the such paragraphs to read as set forth in Sections 6.01 and 6.02 of this Amendment.


                                  ARTICLE VII

                                 Miscellaneous

                 SECTION 7.01. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 SECTION 7.02. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.






















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                 IN WITNESS WHEREOF, the Seller, the Purchaser and the Trustee
have caused this Amendment Number 1 to the Variable Funding Supplement to be duly executed by their respective officers as of the day and year specified on the signature page hereof.

                 The date of execution and delivery of this Amendment Number 1 to Variable Funding Supplement is January 23, 19976.




                                      BOMBARDIER CREDIT RECEIVABLES
                                      CORPORATION, Purchaser


                                      By: /s/ Blaine Filthaut
                                         --------------------------------------
                                            Name:  Blaine Filthaut
                                            Title: Vice President and Treasurer

                                   By: /s/ Andrew Baranowsky
                                         --------------------------------------
                                            Name:  Andrew Baranowsky
                                            Title: Assistant Treasurer



                                   BOMBARDIER CAPITAL INC., Seller



                                   By: /s/ Blaine Filthaut
                                         --------------------------------------
                                            Name:  Blaine Filthaut
                                            Title: Vice President and Treasurer


                                   By: /s/ Andrew Baranowsky
                                          --------------------------------------
                                            Name:  Andrew Baranowsky
                                            Title: Assistant Treasurer



                                   BANKERS TRUST COMPANY,
                                   as Trustee


                                   By: /s/ Lillian K. Peros
                                         --------------------------------------
                                            Name: Lillian K. Peros
                                            Title:   Assistant Vice President